SUBLEASE


THIS LEASE is made and executed and becomes effective as of the 19th day of May, 1997, between AUTOMATED PROCESS EQUIPMENT CORPORATION, a Michigan corporation of 3978 Laurel Drive, Lake Odessa, Michigan 48849, as "Landlord," and EARTHCARE OF THE MIDWEST, INC., a Florida corporation, of P.O. Box 536, Lake Odessa, Michigan 48849, as "Tenant".

1. Demise. Landlord leases from WSB Company, L.L.C. the improved real property described as follows (the "Premises"):

PARCEL #1

Lot 79, Lot 82, and the West 12 feet of 81, and Lot 95 of Johnson's addition to the Village of Bonanza, now in the Village of Lake Odessa, Michigan, according to the recorded plat thereof; recorded in Liber 1 of Plats on Page
36. Also described as: Beginning at a point Twelve (12) feet East of the South-West corner of Lot Eighty-one (81) of Johnson's Addition to Bonanza now Lake Odessa, thence North parallel with the West line of said Lot, to the North Lot line, thence East Ten (10) feet, thence South parallel with the West Lot line to the South Lot line, thence West Ten (10) feet to the place of beginning, ALSO, Beginning at the North-West corner of Lot Eighty-two (82) of Johnson's Addition to Bonanza now Lake Odessa, Michigan, thence South Ten (10) feet, thence East parallel with the North Lot line to a point Twelve feet (12) feet East of the West Lot line of Lot number Eighty-one (81), thence North Ten
(10) feet to the North Lot line, thence West to the place of beginning. First parties hereby intend to convey a Ten (10) foot strip of land from the East side and from the North side of their lands in Lots Eighty-one and Eighty-two of Johnson's Addition to Bonanza now Lake Odessa, Michigan.

PARCEL #2

Lot 83 of Johnson's Addition to the Village of Bonanza, now the Village of Lake Odessa, Michigan according to the recorded Plat thereof, recorded in Liber 1 of Plats on Page 36.

PARCEL #3

Lot Twenty-four (24) of Block five (5) Village of Lake Odessa, County of Ionia, State of Michigan, Subject to right of way of Pere Marquette Railroad.

PARCEL #4

The West Forty-four (44) feet of Lot number Eighty (80) and the East Forty-four (44) feet of Lot number Eighty-one (81) of Johnson's Addition to the Village of Bonanza, now included in the Village of Lake Odessa, Ionia County, Michigan.


PARCEL #5

The East one-third (1/3) of Lot number Eight (80) Johnson's Addition to the Village of Bonanza, now included in the Village of Lake Odessa, according to the recorded plat thereof.

Landlord Sublets and Subleases to Tenant that portion of the Premises consisting of approximately 16,000 square feet, as depicted on the diagram attached as Exhibit A (the "Leased Premises"), as well as the concrete parking lot located north of the Leased Premises as depicted on Exhibit A, on the terms and conditions contained in this Lease.

Landlord, however, retains the nonexclusive right to use the garage area and loading dock depicted on Exhibit A from time-to-time to load, unload and stage its equipment prior to loading.

2. Purpose of Occupancy. Tenant shall use and occupy the Leased Premises for the purpose of conducting its normal business operations and for any other related purposes; provided, however, the Leased Premises shall not be used for any illegal purpose, nor in any way to create any nuisance or trespass, nor in any way to violate the terms of any policy of insurance or increase the rate of insurance on the Leased Premises.

3. Term of Lease. The initial term of this Lease shall commence as of May 19, 1997, and shall continue from year to year thereafter until terminated as provided in this Lease. Either party may terminate this lease at the end of any lease year by providing written notice of termination at least sixty (60) days prior to the end of the lease year.

4. Rent. Tenant covenants and agrees to pay Landlord as rent for the Leased Premises during the term of this Lease Three Thousand Three Hundred Thirty-Three Dollars ($3,333) per month beginning May 19, 1997 and continuing on the nineteenth day of each month thereafter.

The annual rent paid by Tenant shall be adjusted upward, but never downward, effective the first day of May, 1998, and on the same day of each year thereafter during the term of this Lease to reflect the increase, if any, in the Consumer Price Index (All Cities, Urban Wage Earners and Clerical Workers Table of 1978, 1967=100) (subsequently referred to as "CPI-W"), or its successor Consumers Price Index, as published by the United States Bureau of Labor Statistics. This adjustment shall be computed by dividing the annual rental rate set forth in this Paragraph 4, by the CPI-W index number for May, 1997 and then multiplying that amount by the CPI-W index number for the month immediately preceding the effective date of the increase.

The monthly installments of rent and all other sums payable under this Lease by Tenant shall be paid without set-off, counter-claim, recoupment, abatement, suspension or deduction, except as specifically provided in this Lease.


5. Taxes and Special Assessments. Landlord shall pay and discharge all real property taxes and special assessments which may be levied against the Leased Premises or any part of the Leased Premises during the term of this Lease. Tenant shall pay and discharge all personal property taxes which may be levied against its furniture, equipment and other personal property located on the Leased Premises.

6. Insurance and Indemnity. Landlord, at its own expense, shall keep the Leased Premises insured against loss or damage by fire and those risks covered by "extended coverage" as provided in a standard fire insurance policy. Such policy of insurance shall be payable to Landlord or as Landlord specifies.

Tenant shall indemnify Landlord against and save Landlord harmless from any liability or claim for damages which may be asserted against Landlord by reason of any accident or casualty occurring in, on or about the Leased Premises. In addition, Tenant shall obtain and keep in force public liability insurance with coverage of at least Five Hundred Thousand Dollars ($500,000.00) to any individual and One Million Dollars ($1,000,000.00) for each accident, and property damage insurance with coverage of at least Three Hundred Thousand Dollars ($300,000.00) for each accident. Such policy or policies of insurance, by loss payable clauses or riders, shall cover both Landlord and Tenant.

Tenant, at its expense, shall keep all of its furnishings, equipment and other personal property located on the Leased Premises fully insured against loss or damage by fire and those risks covered by "extended coverage" as provided in a standard fire insurance policy. Such policy of insurance shall be payable to Tenant or as Tenant specifies.

7. Waiver of Subrogation. Each policy of insurance required of Tenant under this Lease shall contain a clause or endorsement under which the insurer waives all right of subrogation against the Landlord, its agents and employees with respect to losses payable under such policy, and Tenant hereby waives all right of recovery it might otherwise have against the other Landlord, its agents and employees, for any loss or injury which is covered by such a policy of insurance, notwithstanding that such loss or injury may result from the negligence or fault of such other party, its agents and employees.

8. Utilities. Tenant shall pay all charges for all separately metered utility services provided to the Leased Premises, including, without limitation, gas and electric. Landlord shall provide and pay for all other utility services provided to the Leased Premises. Landlord shall not be liable in damages or otherwise for any interruptions or failure in the supply of any utilities or utility service to the Leased Premises.

9. Maintenance and Condition of Leased Premises. Maintenance of the common areas of the building, and the exterior and structural portions of the Leased Premises shall be the responsibility of Landlord. Tenant shall promptly forward in writing to Landlord any defective condition known to it which Landlord is required to replace or repair, any failure to so report such defect shall make Tenant responsible to Landlord for any additional loss or aggravation of loss incurred by Landlord by reason of Tenant's failure to notify Landlord.

Tenant, at its sole cost and expense, shall keep the Leased Premises neat and clean and in good repair and tenantable condition during the term of this Lease. Tenant shall not allow refuse to accumulate at the Premises, and shall conduct its business in such a manner that the risk of fire to the Premises shall not be increased beyond the hazard normal and usual for its type of business.

Tenant has inspected the Leased Premises and acknowledges that it is in good condition and repair as of the effective date of this Lease. Tenant shall, at the termination of this Lease, by lapse of time or otherwise, return the Leased Premises to Landlord in as good condition as when received, loss by fire, casualty and ordinary wear excepted. In addition, Tenant shall remove all of its personal property from the Leased Premises and shall repair any damage to the Leased Premises caused by such removal.

10. Sewer System Discharges. Tenant acknowledges that the Leased Premises is connected to the municipal sewer system, and that Landlord is subject to certain restrictions on the nature of its discharge to the municipal wastewater treatment facility. Tenant shall discharge nothing other than ordinary domestic sewage to the municipal sewer system without the prior written consent of Landlord. Tenant shall be responsible for paying all fines and penalties levied against Landlord as a result of Tenant's unauthorized discharges to the municipal sewer system.

11. Alterations. Tenant shall not make or permit to be made any alterations, additions or improvements in, upon or to the Leased Premises, or any part of the Leased Premises, without the prior written consent of Landlord which will not be unreasonably withheld. In the event such consent is obtained, all such alterations, additions or improvements shall be performed at the expense of Tenant and in accordance with all applicable laws and building codes. All alterations, additions or improvements (except trade fixtures) so made and installed by Tenant shall become part of the realty, shall become the property of Landlord and shall remain for the benefit of Landlord upon expiration of the term or other termination of this Lease in as good condition as they were when installed, reasonable wear and tear excepted; provided, however, that any such alteration, addition or improvement remaining upon expiration of the term or other termination of this Lease, shall upon demand made by Landlord, be removed by Tenant, at Tenant's expense. Tenant shall repair any damage caused by such removal or removal of trade fixtures, restoring the Leased Premises to their condition prior to the making of such alteration, addition or improvement. Landlord may not unreasonably withhold consent for such improvements as are reasonably necessary for Tenant's business operations.

12. Performance by Landlord. In the event Tenant fails to perform any of its covenants and agreements as set forth in this Lease, Landlord shall have the option to undertake such performance for Tenant, and the costs and expenses incurred by Landlord by reason of such undertaking shall be due and payable forthwith by Tenant to Landlord as additional rent under this Lease.

13. Compliance with Laws and Public Authority Requirements. Tenant agrees, at its own expense, to promptly comply with all state, federal, and local laws, and with all requirements of any legally constituted public authority applicable to Tenant's occupancy of the Leased Premises.

14. Damage to Leased Premises. In the event the Leased Premises are damaged by fire, the elements, act of God, or other cause to such extent that they are rendered untenantable by Tenant, and in the event Landlord elects not to rebuild the Leased Premises as they existed prior to the damage or in some other manner satisfactory to Tenant, then Landlord, within thirty (30) days of the date the damage occurred, shall notify Tenant in writing of such election, and this Lease shall be canceled as of the date the damage occurred, and Landlord and Tenant shall have no further obligations by reason of its provisions. In the event Landlord elects to rebuild the Leased Premises as they existed prior to the damage or in some other manner satisfactory to Tenant, then Landlord shall commence such rebuilding within thirty (30) days of the date of such damage and shall continue and complete such rebuilding as promptly as possible. Upon completion of such rebuilding, this Lease shall be reinstated in all of its terms; provided, however, the rent shall abate in full during the period of such rebuilding. Notwithstanding anything contained in this paragraph to the contrary, in the event the premises are rendered untenantable by any of the above-mentioned causes, Tenant shall have the option to terminate this Lease effective as of the date of the damage, by providing Landlord with written notice within fifteen (15) days of the date the damage occurred.

In the event the Leased Premises are not damaged to such extent that they are rendered wholly untenantable by Tenant, then Tenant shall continue to occupy that portion of the Leased Premises which are tenantable, the rent shall abate proportionately to the portion occupied, and Landlord shall promptly commence and complete repairs to the portion damaged.

In no event and under no circumstances shall Landlord be liable to Tenant for any loss occasioned by damage to the Leased Premises, other than for the abatement of rent as provided in this Paragraph 14, and under no circumstances shall there be any abatement of rent under this Paragraph 14 if the damage to the Leased Premises is caused by the negligence or willful misconduct of Tenant, its agents or employees.

15. Eminent Domain. In the event that the whole of the Leased Premises shall be taken or condemned for any public or quasi-public use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain, then this Lease shall terminate as of the date title vests in the condemnor, all rents and other payments shall be paid up to that date, and Landlord and Tenant shall have no further obligations by reason of the provisions of this Lease.

In the event that less than the whole of the Leased Premises is so taken or condemned, then Landlord and Tenant shall each have the right to terminate this Lease upon written notice to the other given at least thirty (30) days prior to the date title vests in the condemnor, and this Lease shall terminate as of the date title vests in the condemnor, all rents and other payments shall be paid up to date, and Landlord and Tenant shall have no further obligations by reason of the provisions of this Lease. In the event that neither party shall elect to so terminate this Lease, Landlord, to the extent of the condemnation award, shall repair and restore the portion not affected by the taking so as to constitute the remaining premises a complete architectural unit. Thereafter, the rent to be paid by Tenant shall be adjusted proportionately according to the ratio that the floor area remaining in the Leased Premises bears to the former floor area in the Leased Premises, and all of the other terms of this Lease shall remain in full force and effect.

Tenant shall have no interest in any award resulting from any condemnation or eminent domain or similar proceedings whether such award be for diminution in value to the leasehold or to the fee of the Leased Premises, except that Tenant shall be entitled to claim, prove and receive in such proceedings such award as may be allowed it for loss of business, relocation, and for Tenant's trade fixtures and personal property which are removable by Tenant at the end of the term of this Lease provided such award shall be in addition to the award for land and buildings.

16. Defaults of Tenant. The following occurrences shall be deemed defaults by
Tenant:

(a) Tenant shall fail to pay any rent or other sum payable under this Lease within ten (10) days of the day the payment is due.

(b) Tenant shall abandon or vacate the Leased Premises before the end of the term of this Lease, or Tenant shall make a general assignment for the benefit of creditors or become bankrupt or insolvent, or file or have filed against it in any court a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee.

(c) Tenant shall be in breach of any other obligation under this Lease, and such breach shall continue for fifteen (15) days after Landlord's mailing to Tenant a written notice of such breach.

17. Remedies of Landlord. In the event of a default by Tenant, Landlord shall have the following rights and remedies in addition to all other rights and remedies otherwise available to Landlord:

(a) Landlord shall be entitled to immediately accelerate without further notice to Tenant the full balance of the rent payable for the remainder of the term of this Lease.

(b) Landlord shall have the immediate right of re-entry and may remove all persons and property from the Leased Premises. Such property may be removed and stored at the cost of Tenant. Should Landlord elect to re-enter as herein provided, or should Landlord take possession pursuant to legal proceedings, Landlord may either terminate this Lease or, from time to time, without terminating this Lease, relet the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord, in the exercise of its sole discretion, deems advisable, with the right to make alterations and repairs to the Leased Premises. Upon each such reletting, (i) Tenant shall be immediately liable to pay to Landlord, in addition to any indebtedness other than rent due hereunder, the cost and expense of such reletting and of any such alterations and repairs incurred by Landlord, and the amount, if any, by which the rent reserved in this Lease for the period of the reletting as accelerated under subparagraph (a) of this Paragraph, exceeds the amount agreed to be paid for rent for the Leased Premises by the reletting Tenant; or (ii) at the option of Landlord, rents received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, second, to the payment of any costs and expenses of such reletting and of such alterations and repairs; third, to the payment of rent unpaid hereunder; and the residue, if any, held by Landlord and applied in payment of future unaccelerated rent as the same may become due and payable hereunder.

(c) Landlord may immediately sue to recover from Tenant all damages Landlord may incur by reason of Tenant's default, including the cost of recovering the Leased Premises, and including the rent reserved and charged in this Lease for the remainder of the stated term as accelerated under Subparagraph (a), all of which shall be immediately due and payable along with attorneys fees and Landlord shall have no obligation to relet.

18. Legal Expenses. In case suit shall be brought by Landlord for recovery of possession of the Leased Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, all expenses incurred therefor (including reasonable attorney's fees) shall be awarded to Landlord if Landlord is the party prevailing in such suit.

19. Right of Access. Tenant agrees to permit Landlord and Landlord's agents, to inspect or examine the Leased Premises at any reasonable time in a reasonable manner, for any emergency reason and to permit Landlord to make such repairs, decorations, alterations, improvements or additions in the Leased Premises, as Landlord may deem desirable or necessary for its preservation or which Tenant has covenanted in this Lease to do but has failed to do, without the same being construed as an eviction of Tenant, in whole or in part, by reason of loss or interruption of the business of Tenant because of the prosecution of such work, and the rent due under this Lease shall in no way abate while such decorations, repairs, alterations, improvements or additions are being made. Tenant shall have the right to accompany Landlord on any such inspections and examinations, which shall be scheduled to suit the reasonable convenience of both parties.

Landlord shall have the right to enter upon the Leased Premises at any reasonable time during the term, or any renewal term, of this Lease for the purpose of exhibiting the Leased Premises to prospective tenants or purchasers, provided advance notice is given to Tenant, and provided such exhibitions are scheduled to suit the reasonable convenience of both parties. At any time during the term of this Lease, Landlord may place signs in, or upon the Leased Premises to indicate that the same are for rent or sale, which signs shall not be altered, removed, obliterated or hidden by Tenant.

20. Business Signs. Tenant may erect signs on the exterior of the Leased Premises only with the approval of Landlord, and Tenant agrees to maintain any such signs in a good state of repair and save Landlord harmless from any loss, cost or damage as a result of the erection, maintenance, existence or removal of the same and shall repair any damage which may have been caused by the erection, existence, maintenance or removal of such signs. Upon vacating the Leased Premises, Tenant agrees to remove all signs and repair all damage caused by such removal.

21. Surrender of Leased Premises. Tenant covenants and agrees to surrender possession of the Leased Premises to Landlord upon the expiration of the term of this Lease, or upon earlier termination of this Lease, in as good condition and repair as the same shall be at the commencement of the term of this Lease, or as the same may have been put by Landlord and Tenant during the continuance of the Lease, ordinary wear and tear excepted. In addition, Tenant shall remove all of its property from the Leased Premises and shall repair any damage to the Leased Premises caused by such removal.

Any personal property of Tenant or of anyone claiming under Tenant which shall remain on the Leased Premises after the expiration or termination of this Lease shall be deemed to have been abandoned by Tenant, and either may be removed by Landlord as its property or may be disposed of in such manner as Landlord may see fit, and Landlord shall not be in any way responsible for such property.

22. Holding Over. In the event Tenant shall continue to occupy all or any part of the Leased Premises after the expiration of the term of this Lease, such holding over shall be deemed to constitute a tenancy from month to month, upon the same terms and conditions as are contained in this Lease, except as to term; provided, however, if such holding over is without Landlord's written consent, Tenant shall pay to Landlord as rent for each month, or part of a month, that Tenant remains in possession of the Leased Premises, double the monthly rental rate in effect immediately prior to the date of termination.

23. Assignment and Sublease. Tenant shall not assign this Lease, or sublease all, or any part, of the Leased Premises, without the prior written consent of Landlord.

24. Subordination. This Lease is and shall be subject and subordinate to any mortgage or mortgages now in force, or which shall at any time be placed upon the Leased Premises or any part thereof, and to each and every advance made pursuant to any such mortgage. Tenant agrees that it will upon demand execute and deliver such instruments as shall be required by any mortgagee or proposed mortgagee, to confirm or to effect more fully such subordination of this Lease to the lien of any such mortgage or mortgages, and, in the event of the failure of Tenant to execute or deliver any such instrument, Tenant hereby irrevocably nominates and appoints Landlord as Tenant's attorney-in-fact for the purpose of executing and delivering any such instrument or instruments of subordination. Tenant's refusal to execute or deliver such instrument shall also entitle Landlord, its successors and assigns, to elect that this Lease terminate upon the giving of a written notice as provided for in Paragraph 16(c).

25. Attornment. In the event any proceedings are brought for the foreclosure of any mortgage covering the Leased Premises, or in the event of the conveyance by deed in lieu of foreclosure, or in the event of exercise of the power of sale under any such mortgage, or in the event of the sale or transfer of the Leased Premises by Landlord (except as provided in Paragraph 25 below), Tenant hereby attorns to the new owner and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as Landlord under this Lease.

26. Sale or Transfer by WSB Company, L.L.C.. If WSB Company, L.L.C. shall sell or transfer the Leased Premises, Tenant and Landlord shall each have the option to terminate this Lease by providing the other party with written notice of termination within sixty (60) days following notice to the Tenant of the sale or transfer.

27. Quiet Enjoyment. On paying the rent and on performing all of the covenants and agreements on its part to be performed under the provisions of this Lease, Tenant shall peacefully and quietly have, hold and enjoy the Leased Premises for the term of this Lease, subject to Landlord's nonexclusive use rights as described in Paragraph 1 of this Lease.

28. Benefit and Obligation. Except as otherwise provided in this Lease, the benefits of this Lease shall accrue to, and the burdens of this Lease shall be the liabilities of, the successors and assigns of Landlord and Tenant.

29. Environmental Covenants. Tenant acknowledges that it has received all information in Landlord's possession concerning the environmental condition of the Leased Premises. Tenant has had an opportunity to inspect the Leased Premises and accepts the condition of the Leased Premises "As-Is." If environmental contamination exists at the Leased Premises, Tenant agrees not to disclose to any person the fact that such environmental contamination exists, except to the extent such disclosure is required by law. Landlord shall not seek contribution, indemnification or reimbursement either on statutory, regulatory or common law principals from Tenant for damages to the Leased Premises or liabilities incurred by landlord, arising out of or resulting from environmental contamination which exists at the Leased Premises as of the date of this Lease. Further, Landlord will indemnify and hold Tenant harmless for claims asserted by WSB Company, L.L.C. against Tenant arising out of or resulting from environmental contamination which exists at the Leased Premises as of the date of this Lease. Landlord and its designees shall have reasonable access to the Leased Premises throughout the term of this Lease as necessary to respond to existing environmental contamination existing at the Leased Premises.

30. Security Deposit. Upon execution of this Lease, Tenant has deposited the sum of $3,333 with Landlord as a security deposit to be held by Landlord. Upon expiration of the term or renewal term of this Lease, Landlord may apply such security deposit as follows:

(a) To pay the cost of any repairs to the Leased Premises which Tenant was required to make under this Lease, but which Tenant failed to make.

(b) To pay any rent or other sums due from Tenant under this Lease.

(c) To pay Landlord for any other expense or damage suffered as a result of Tenant's failure to perform its obligations under this Lease.

Any amount not so applied will be returned to Tenant within thirty (30) days after Tenant vacates the Leased Premises.

31. Notices. All notices required under any provision of this Lease shall be deemed to be properly served if delivered in writing personally, or sent by registered or certified mail to each party at their address as stated above or at such other address as each party shall designate in writing delivered to the other party. All mailed notices shall be effective upon mailing.

32. Waiver. The failure of either party to enforce any covenant or condition of this Lease shall not be deemed a waiver thereof or of the right of either party to enforce each and every covenant and condition of this Lease, and no provision of this Lease shall be deemed to have been waived unless such waiver is in writing. One or more waivers of any covenant or condition by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant or condition nor shall the acceptance of rent or other payment by Landlord at any time when Tenant is in default under any term, covenant or condition of this Lease constitute a waiver of such default, nor shall any waiver or indulgence granted by either party be taken as an Estelle against the party granting the indulgence or waiver.

33. Unenforceability. In the event any covenant, term, provision, obligation, agreement or condition of this Lease is held to be unenforceable, it is mutually agreed and understood, by and between the parties hereto, that the other covenants, terms, provisions, obligations, agreements and conditions herein contained shall remain in full force and effect.

34. Captions. All headings contained in this Lease are intended for convenience only and are not to be deemed or taken as a summary of the provisions to which they pertain or as a construction thereof.


35. Governing Law. This Lease shall be governed by the laws of the State of Michigan.



      WITNESSES:              AUTOMATED PROCESS EQUIPMENT
                        CORPORATION, a Michigan corporation


            /s/ Tonya Firovich                        /s/ Kendall Wilcox
                                                President
                                                LANDLORD


                        EARTHCARE OF THE MIDWEST, INC.,
                        a Florida corporation


/s/ Tonya Firovich                        /s/ Allen L. Cockrum
                                    President
                                    TENANT



Attachment: Exhibit A - Diagram
11